Exhibit 4.4(c)


                              SUBORDINATED GUARANTY

     WHEREAS, White River Capital, Inc., an Indiana corporation ("Maker") has made and delivered to Richard M. DeVos Charitable Lead Annuity Trust No. 2 (the "Creditor") its promissory note in the original principal amount of $15,000,000.00 (hereinafter, the "Note") evidencing a loan made by Creditor to Maker pursuant to that certain Note Purchase Agreement by and between Maker and Creditor dated March 9, 2005 (the "Note Purchase Agreement"); and

     WHEREAS, as a condition of making the loan pursuant to the Note Purchase Agreement and accepting the Note, the Creditor has required that the undersigned guarantor ("Guarantor") execute and deliver this Guaranty.

     NOW, THEREFORE, the Guarantor hereby agrees with Creditor as follows:

     1. Guarantor hereby guarantees, absolutely and unconditionally, the full and prompt payment, when due, of all of the obligations of the Maker pursuant to the Note Purchase Agreement, the Note and all other documents and agreements executed by the Maker in connection therewith and for all expenses, including attorneys' fees, incurred by Creditor in the enforcement of this Guaranty (collectively, the "Obligations").

     2. Upon receipt of a written  demand from the Creditor  upon any default in
payment  or  performance  of  any  of  the  Obligations,   the  Guarantor  shall
immediately tender to the Creditor the full amount thereof.

     3. Any payments made to the Creditor hereunder or pursuant hereto shall not reduce, eliminate, or be applied or credited to any separate obligation of the Guarantor to the Creditor.

     4. The Creditor may demand payment from the undersigned of any installment (or portion thereof) of principal or interest on the Note when due, and the undersigned shall immediately pay the same to the Creditor, and the Creditor may demand payment or performance of any or all of the other Obligations, when such payment or performance is due or required and the Guarantor shall immediately pay or perform the same, whether or not the Creditor has (i) declared an Event of Default under the Note or the Note Purchase Agreement; or (ii) accelerated payment of the Note, or (iii) commenced repossession of, or foreclosure of any security interest, mortgage or other lien in, any of the collateral securing the Note, or (iv) otherwise exercised its rights and remedies hereunder or under the Note, the documents related thereto or applicable law.

     5. Guarantor hereby waives (i) presentment, demand, notice of nonpayment, protest and notice of protest and dishonor on the Obligations; (ii) notice of acceptance of this Guaranty by the Creditor; and (iii) notice of the creation or incurrence of the Obligations by Maker.

         6. The Guarantor authorizes Creditor, without notice or demand and without affecting its liability hereunder, from time to time:

          (a) to renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Note, including increase or decrease of the rate of interest thereon;

          (b) to receive and hold security for the payment of this Guaranty or any of the Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

          (c) to apply such security and direct the order or manner of sale thereof as the Creditor in its sole discretion may determine; and

          (d) to release or substitute any one or more of any endorsers or guarantors of the Indebtedness.

     7. Creditor shall not be required to first resort for payment to any other guarantor, person, corporation or entity, or their properties or estates, or any other right or remedy whatsoever, prior to enforcing this Guaranty.

     8. This Guaranty shall be construed as a continuing, absolute, and unconditional guaranty without regard to (i) the validity, regularity or enforceability of the Obligations or the disaffirmance thereof in any insolvency or bankruptcy proceeding relating to the Maker, or (ii) any event or any conduct or action of any other party which might otherwise constitute a legal or equitable discharge of a surety or guarantor but for this provision.

     9. This Guaranty shall remain in full force and effect and be binding upon the undersigned until the Obligations are paid and satisfied in full in cash, and until Creditor has delivered to Guarantor a written release hereof.

     10. Any modification or waiver of Guarantor's obligations hereunder must be contained in a writing signed by Creditor.

     11. Guarantor hereby waives any right that the undersigned may have to collect or seek to collect from the Maker or any other guarantor the claim, if any, by subrogation or otherwise, acquired by the Guarantor through payment of any part or all of the Obligations, unless and until such time as the Obligations are paid and satisfied in full in cash.

     12. The possession of this instrument of guaranty by the Creditor shall be conclusive evidence of due execution and delivery hereof by the Guarantor.

     13. This Guaranty shall be binding upon the legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Creditor and its successors, assigns and legal representatives. Notwithstanding the foregoing the



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

Guarantor shall have no right to assign or otherwise transfer its rights or obligations under this Guaranty to any third party without the prior written consent of the Creditor; and that any such assignment or transfer shall not release or affect the liability of the undersigned hereunder in any manner whatsoever.

     14. The Guarantor may be joined in any action or proceeding commenced against Maker or any other guarantor in connection with or based upon the Obligations and recovery may be had against the Guarantor in any such action or proceeding or in any independent action or proceeding against Maker or such other guarantor should the Maker fail to duly and punctually pay, perform and discharge the Obligations, without any requirement that the Creditor first assert, prosecute or exhaust any remedy or claim against any other guarantor or third party.

     15. This Guaranty shall be deemed a contract made under and pursuant to the laws of the State of Indiana and shall be governed by and construed under the laws of such state; and that, wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Guaranty.

     16. No failure on the part of the Creditor to exercise, and no delay in exercising, any right or remedy hereunder shall operate as or constitute a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

     17. Guarantor shall deliver to the Creditor, from time to time, with reasonable promptness, financial statements of the undersigned as the Creditor may reasonably request in order to enforce its rights under and pursuant to this Guaranty.

     18. Guarantor hereby waives any and all claims against the Creditor and defenses to performance and payment hereunder relating in any way, directly or indirectly, to the performance of the Creditor's obligations or exercise of any of Creditor's rights under the Note, the Note Purchase Agreement, or documents related thereto.

     19. Guarantor represents and warrants to the Creditor as follows:

          (a) Enforceability. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency or other similar laws affecting Creditor' rights generally).

          (b) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor which, if adversely determined, would have a material adverse effect on



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

          the condition (financial or otherwise), properties or assets of the undersigned or which would question the validity of this Guaranty or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the undersigned to perform its obligations hereunder or thereunder.

          (c) Default. The Guarantor is not in default of a material provision under any material agreement, instrument, decree or order to which the undersigned is a party or by which property of the Guarantor is bound or affected.

          (d) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of this Guaranty or any of the agreements or instruments herein mentioned to which the Guarantor is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

     20. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from Maker such information concerning Maker's financial condition or business operations as the Guarantor may require, and that Creditor has no duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of Maker.


     21. Notwithstanding anything herein to the contrary, the rights of Creditor and the obligations of Guarantor to Creditor is respect of this Guaranty shall at all times be subordinated to the Senior Debt of Guarantor as defined in, and in the manner and to the extent provided in, the Subordination and Intercreditor Agreement, dated on or about the date hereof among Creditor, Guarantor and Wells Fargo Financial Preferred Capital, Inc. (or any then current holder of Senior
Debt).

     22. Guarantor acknowledges and agrees that Guarantor will indirectly benefit by and from the financing extended by the Creditor to the Maker evidenced by the Note; (ii) the undersigned has received legal and adequate consideration for the execution of this Guaranty and has executed and delivered this Guaranty to the Creditor in good faith in exchange for reasonably equivalent value; (iii) the undersigned is not presently insolvent and will not be rendered insolvent by virtue of the execution and delivery of this Guaranty;
(iv) the undersigned has not executed or delivered this Guaranty with intent to hinder, delay or defraud any creditor of the undersigned; (v) the Creditor has agreed to extend financial accommodations to the Maker in reliance upon this Guaranty. Time is of the essence of this Guaranty and Guarantor's obligations to Creditor pursuant hereto.



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

     23. If, at any time, all or any part of any payment previously applied by the Creditor to any of the Obligations must be returned by the Creditor for any reason, whether by court order, administrative order or settlement, the undersigned shall remain liable for the full amount returned as if said amount had never been received by the Creditor, notwithstanding any termination of this Guaranty or the cancellation or return of any notes or other agreement evidencing the Obligations.

     24. Capitalized terms used, but not defined, herein have the meanings given them in the Note Purchase Agreement.

     25. GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR CLAIM BASED ON OR IN CONNECTION WITH THIS GUARANTY.







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


     IN WITNESS WHEREOF, the undersigned have hereunto set their hand effective as of the _______ day of __________, 2005.



                                                  COASTAL CREDIT, LLC


                                                  By:
                                                     ---------------------------
                                                  Its:
                                                      --------------------------


STATE OF                            )
         ---------------------------
                                    ) SS:
COUNTY OF                           )
                  ------------------

     Before me, a Notary Public in and for said County and State, personally appeared ____________________, known to me to be the ____________________ of
Coastal Credit, LLC, a Virginia limited liability company, who acknowledged the execution of the foregoing document for and on behalf of said company.

     Witness my hand and Notarial Seal this _____ day of ______________, 2005.



                                          --------------------------------------
                                          Notary Public - Signature

                                          --------------------------------------
                                          Notary Public - Printed Name

My County of Residence is:                My Commission Expires:

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